UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 14, 2016

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

799 W. Coliseum Way

Midvale, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

The information set forth below under Item 3.03 regarding the entry into the Registration Rights Agreement is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders.

Issuance of Series A Preferred Stock and Series B Preferred Stock

As previously announced, Overstock.com, Inc. (the “Company”) previously distributed, at no charge, to holders of the Company’s common stock, non-transferable subscription rights to subscribe for up to an aggregate of 1,000,000 shares of either (1) the Company’s Blockchain Voting Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred”), or (2) the Company’s Voting Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred” and together with the Series A Preferred, the “Preferred Stock”), in each case at the subscription price of $15.68 per share.  On December 14, 2016, the Company filed Certificates of Designation for the Series A Preferred and the Series B Preferred with the Office of the Secretary of State of the State of Delaware.  At the closing of the offering on December 15, 2016, the Company issued a total of 695,898 shares of the Preferred Stock, consisting of 126,565 shares of Series A Preferred and 569,333 shares of Series B Preferred, to rights holders who had validly exercised their subscription rights.

The Series A Preferred are digital securities that will trade exclusively on a registered alternative trading system (“ATS”) operated by the Company’s majority-owned subsidiary, PRO Securities, LLC (the “PRO Securities ATS”), utilizing software technology known as the tØ® Issuance and Trading Platform (the “tØ Platform”).  Keystone Capital Corporation (“Keystone”) is the sole broker-dealer authorized to provide investors with access to the Series A Preferred through the PRO Securities ATS utilizing the tØ Platform. The Series B Preferred are non-digital securities that will trade in the over-the-counter market and are expected to be quoted on the OTCQB market operated by OTC Markets Group.

The general effects of the issuance of the Preferred Stock on the holders of shares of the Company’s common stock are as follows:

(a)         Except as required by law, the Preferred Stock will vote with the common stock on all matters submitted to a vote of the common stock, with holders of the Preferred Stock having one vote for each share of Preferred Stock held.  The 695,898 shares of Preferred Stock constitute approximately 2.7% of the total number of shares of the Preferred Stock and the common stock, taken together.

(b)         The Preferred Stock ranks senior to the common stock with respect to dividends.  Holders of the Preferred Stock will be entitled to an annual cash dividend equal to 1.0% of the subscription price for the Preferred Stock, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors.  Holders of the Preferred Stock are also entitled to participate in any cash dividends we pay to the holders of the common stock and are also entitled to participate in non-cash dividends we pay to holders of the common stock, subject to different treatment if we effect a stock dividend, stock split or combination of the common stock.

(c)          The Preferred Stock will rank on a parity with the common stock with respect to rights upon the liquidation, winding up or dissolution of the Company.

(d)         If the Company is party to any merger or consolidation in which the common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to cause each outstanding share of the Preferred Stock to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction.

The foregoing description of the terms of the Series A Preferred and the Series B Preferred is qualified in its entirety by reference to the full text of the Certificates of Designation for the Series A Preferred and the Series B Preferred filed herewith as Exhibits 3.1 and 3.2, respectively, the terms of which are incorporated herein by reference.

Entry into Registration Rights Agreement

In connection with the closing of the offering described above and the issuance of the Preferred Stock, on December 15, 2016 the Company entered into a Registration Rights Agreement with Patrick M. Byrne, individually and as representative of affiliates of the Company who acquire shares of Series A Preferred or Series B Preferred, whether in the offering or otherwise (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use reasonable efforts to file a registration statement within 90 days after the closing of the offering to register for resale any shares of Series A Preferred and Series B Preferred held by affiliates of the Company from time to time. The Registration Rights Agreement contains representations, warranties, covenants and indemnities that are typical of registration rights agreements entered into by public companies in connection with private placements. Patrick M. Byrne is the Chief Executive Officer of the Company and is a member of the Board of Directors. He directly or indirectly owns approximately 21.6% of the Company’s outstanding common stock, and is the Company’s largest stockholder. At the closing of the offering described above Dr. Byrne also purchased slightly more than 50% of the Series A Preferred. Dr. Byrne is, and all of the other persons who will be entitled to the benefits of the Registration Rights Agreement will also be, affiliates of the Company.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and which is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 regarding the issuance of the Series A Preferred and the Series B Preferred is incorporated herein by reference.

Item 8.01  Other Events.

In connection with the closing of the offering described above (the “rights offering”) and the issuance of the Preferred Stock on December 15, 2016, the Company hereby supplements the risk factors appearing under Item 1A, “Risk Factors,” in Part II of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 with the risk factors set forth below.  The occurrence of any of these risks might cause the loss of all or part of an investment in the Preferred Stock. Moreover, the risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also affect the Company’s operations or otherwise have a material adverse effect on the trading price of, and/or on an investor’s ability to sell, shares of Series A Preferred and/or shares of Series B Preferred.

Please read “Forward-Looking Statements” appearing after Item 9.01 below. The following risk factors identify important factors that could cause actual results to differ materially from those described in the forward-looking statements in this Form 8-K or in any of the Company’s other filings with the Securities and Exchange Commission.

As used in the following risk factors, “we,” “us,” “Overstock,” “Overstock.com,” “our,” “our company” and “the Company” refer to Overstock.com, Inc., a Delaware corporation, and, unless the context otherwise indicates, include its consolidated subsidiaries

Supplementary Risk Factors

The issuance of our Series A Preferred Stock and our Series B Preferred Stock could adversely affect the holders of our common stock in some circumstances.

The issuance of our Series A Preferred Stock and our Series B Preferred Stock (collectively sometimes called the “Preferred Stock”) could adversely affect the holders of our common stock in some circumstances.  Except as required by law, the Preferred Stock will vote with the common stock on all matters submitted to a vote of the common stock, with holders of the Preferred Stock having one vote for each share of Preferred Stock held.  The 695,898 shares of Preferred Stock constitute approximately 2.7% of the total number of shares of the Preferred Stock and the common stock, taken together.  The Preferred Stock ranks senior to the common stock with respect to dividends.  Holders of the Preferred Stock will be entitled to an annual cash dividend equal to 1.0% of the subscription price for the Preferred Stock, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock.  Holders of the Preferred Stock are also entitled to participate in any cash dividends we pay to the holders of the common stock and are also entitled to participate in non-cash dividends we pay to holders of the common stock, subject to different treatment if we effect a stock dividend, stock split or combination of the common stock.  The Preferred Stock will rank on a parity with the common stock with respect to rights upon the liquidation, winding up or dissolution of the Company, and if the Company is party to any merger or consolidation in which the common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will be required to use all commercially reasonable efforts to cause each outstanding share of the Preferred Stock to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction.

The Series A Preferred and the tØ Platform are novel, and the use of the PRO Securities ATS utilizing the tØ Platform for trading public digital securities was untested prior to the closing of the offering of the Series A Preferred.

Trades in non-digital publicly traded securities currently take place through the continuous net settlement system operated by The Depositary Trust Company (“DTC”) and generally settle on the third day following the day on which the purchase and sale commitments are made. This delayed settlement model is the current standard in the United States for the sale and settlement of publicly traded securities, all of which are currently non-digital. The Series A Preferred does not trade or settle through the traditional system; rather, shares opf Series A Preferred trade exclusively on the PRO Securities ATS utilizing the tØ Platform, and settle on the trade date. The tØ Platform is a recent development, licensed by our indirect majority-owned subsidiary PRO Securities from our majority-owned subsidiary tØ.com, Inc., formerly named Medici, Inc. (“tØ.com”), and the tØ Platform had not been tested with public trading of digital securities prior to the closing of the offering of the Series A Preferred. Consequently, investors in the Series A Preferred bear the risks of investing in a novel type of securities that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in our business. Any failure of the PRO Securities ATS or the tØ Platform to perform as expected could have a material adverse effect on holders’ ability to sell the Series A Preferred.

The technology on which the tØ Platform depends has been developed by our majority-owned subsidiary, tØ.com, and is licensed by its subsidiary, PRO Securities, and the Series A Preferred depends on both tØ.com and on PRO Securities, neither of which has substantial resources.

tØ.com is a majority-owned subsidiary of ours.  tØ.com owns 100% of the equity interest in PRO Securities. tØ.com licenses the tØ Platform to PRO Securities, and PRO Securities operates the PRO Securities ATS. tØ.com also licenses the tØ Platform to the Company for the Company’s use of the tØ Platform in connection with the Series A Preferred. Neither tØ.com nor PRO Securities has substantial resources. PRO Securities had net capital of approximately $40,000 at September 30, 2016. Neither tØ.com nor PRO Securities has any legally binding commitment from any person, including Overstock, to contribute additional capital or to make any loan to either of them. If any one or more of Overstock, tØ.com or PRO Securities were to be unable to fund its operations in the future, or if any one or more of Overstock, tØ.com or PRO Securities were to become the subject of a bankruptcy or other insolvency proceeding, PRO Securities might be unable to continue to operate the tØ Platform, and the

Series A Preferred could be materially adversely affected. In any such event, holders of our capital stock, including the Series A Preferred, could lose their entire investment in our capital stock, including all amounts invested in the Series A Preferred.

The requirement that each prospective purchaser of Series A Preferred open and maintain an online brokerage account with Keystone may initially limit the number of potential trading market purchasers of Series A Preferred to the purchasers of Series A Preferred in the rights offering.

In order to trade in the Series A Preferred, a prospective purchaser will be required to open an online brokerage account with Keystone Capital Corporation (“Keystone”) and will access shares of Series A Preferred exclusively through that account. Consequently, at least initially, there may not be any prospective purchasers of Series A Preferred other than persons who opened accounts with Keystone to participate in the rights offering. We anticipate that it will take time for persons who were not investors in the rights offering to make the decision to open the required account with Keystone in anticipation of trading in the Series A Preferred, and it is possible that few or none will ever do so. Consequently, we expect liquidity in the Series A Preferred to be very limited, which could have a material adverse effect on holders’ ability to trade the Series A Preferred.

Prior to the rights offering there was no trading market for the Series A Preferred or the Series B Preferred, and active trading markets may not develop.

The Series A Preferred is a new issue of securities that may be traded only on an unprecedented trading platform. There is no established trading market for the Series A Preferred, and no digital security has ever been publicly traded on the PRO Securities ATS or utilizing the tØ Platform prior to the closing of the right offering. The Series A Preferred is not and will not be listed on any securities exchange or any other market of any kind. Even if a trading market for the Series A Preferred does develop on the PRO Securities ATS utilizing the tØ Platform, the depth and liquidity of that market and the ability of the holders to sell the Series A Preferred may nevertheless be very limited, which may have a material adverse effect on holders of the Series A Preferred.

The Series B Preferred is a new issue of securities, and there is no established trading market for the Series B Preferred. The Series B Preferred is not and will not be listed on any securities exchange. The Series B Preferred will be traded in the over-the-counter market and is expected to be quoted on the OTCQB market operated by OTC Markets Group. Nevertheless, the depth and liquidity of trading and the ability of the holders to sell Series B Preferred may be very limited, which may have a material adverse effect on holders of Series B Preferred.

We do not intend to issue any additional shares of either Series A Preferred or Series B Preferred, which is expected to result in very limited trading in each series.

Although we will have the right to convert the outstanding shares of Series A Preferred into Series B Preferred, we do not intend to issue any additional shares of Series A Preferred or otherwise issue any additional shares of Series B Preferred. Consequently, we expect trading of the Series A Preferred and the Series B Preferred to be limited to the shares we issued in the rights offering. As a result, trading in the Series A Preferred and the Series B Preferred may be very limited.

We do not expect there to be any market makers to develop a trading market in the Series A Preferred.

Most securities that are publicly traded in the United States have one or more broker-dealers acting as “market makers” for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. We do not believe that the Series A Preferred will have any market makers, which could contribute to a lack of liquidity in the Series A Preferred, and could have a material adverse effect on holders’ ability to trade the Series A Preferred.

Accounts for the Series A Preferred will be held directly in the customer’s name, rather than in “street name.”

Each investor in the Series A Preferred will be required to open an online brokerage account in his, her or its name with Keystone. Investors will not, however, be permitted to hold their Series A Preferred in “street name.” The Series A Preferred shares will not be held at a central securities depository. Instead, the shares will be directly recorded on our stockholder books and records maintained by Computershare Trust Company, N.A. (“Computershare”). As a very substantial portion of the Company’s common stock and U.S. publicly traded securities in general currently are held in “street name,” we expect that at least initially many potential investors in the Series A Preferred may not be interested in holding securities in their own names. In addition, as a result of this requirement, individual retirement accounts and other fiduciary or nominee accounts including 401(k) accounts will be unable to acquire shares of Series A Preferred (although custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, subject to certain restrictions). We expect that this requirement will further limit liquidity in the Series A Preferred, and the limitations may have a material adverse effect on the development of any trading market in the Series A Preferred.

The complete trading history of each digital wallet will be available to the general public and it may be possible for members of the public to determine the identity of the holders of wallets.

Although the trade data that the tØ Platform will make publicly available shortly after each trade will be anonymous, the publicly available information will include the digital wallet address (the location where records of transactions and balances involving the series A Preferred are stored) of each holder transacting in Series A Preferred and the entire trading history of each digital wallet (including the number of securities traded by each digital wallet, the price of each trade and the balance of the securities held in each digital wallet). As a result, the trading history of each digital wallet will be available to the general public. It may be possible for members of the public to determine the identity of the holders of certain wallets based on the information that the tØ Platform will make publicly available and other publicly available information, including any ownership reports required to be filed with the SEC regarding the Series A Preferred.

In addition, Delaware law provides that any stockholder of the Company has the right upon written demand under oath stating the purpose of the demand to inspect and copy the Company’s stock ledger and a list of its stockholders for any proper purpose. Delaware law also requires the Company to make lists of its stockholders, including the number of shares held, available for inspection by stockholders of the Company in connection with stockholder meetings. These lists disclose the identity of stockholders of record, but not stockholders who hold their shares in “street name.” Because all holders of the Series A Preferred will be holders of record, all of them will be subject to the risk of loss of their anonymity.

Potential investors who desire to execute their trades in relative anonymity may find these aspects of the tØ Platform unattractive, which may further limit liquidity in the Series A Preferred, and may have a material adverse effect on the development of any trading market in the Series A Preferred.

Only certain persons and entities will be able to acquire Series A Preferred.

Only certain persons and entities may purchase Series A Preferred. We expect that these limitations will limit liquidity in the Series A Preferred, and the limitations may have a material adverse effect on the development of any trading market in the Series A Preferred.

The Series A Preferred and the development of a trading market for the Series A Preferred will depend on both Keystone and its clearing broker, ETC.

The Series A Preferred will depend on the continuing business operations of both Keystone and Electronic Transaction Clearing, Inc. (“ETC”). Keystone is the only broker-dealer authorized to provide the accounts required to acquire, hold and trade shares of Series A Preferred, and ETC is the clearing broker for Keystone with respect to the Series A Preferred. Any failure of either Keystone or ETC to continue operating its business in the ordinary course or to satisfactorily perform their respective obligations could require PRO Securities to engage a substitute broker-dealer to perform the functions we expect Keystone to perform, and Keystone or such substitute broker-dealer might need to engage a substitute clearing broker. PRO Securities or Keystone may not be able to do so on a timely basis or at all. A transition from Keystone to a replacement broker-dealer or from ETC to a replacement clearing broker would be a lengthy process, during which time it would be impossible to trade Series A Preferred.

A violation of privacy or data protection laws could have a material adverse effect on PRO Securities, tØ.com or other entities, the tØ Platform and the Series A Preferred.

PRO Securities, tØ.com and other entities relevant to the operation of the PRO Securities ATS utilizing the tØ Platform, including Keystone, ETC and Computershare, are subject to applicable privacy and data protection laws and regulations. Any violations of laws and regulations relating to the safeguarding of private information could subject us or any of them to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of PRO Securities to operate the PRO Securities ATS or to use the tØ Platform, either of which could have a material adverse effect on holders’ ability to trade Series A Preferred.

PRO Securities, tØ.com, the PRO Securities ATS, the tØ Platform and the other entities relevant to the operation of the PRO Securities ATS are subject to cyber attacks, security risks and risks of security breaches.

PRO Securities, tØ.com, the PRO Securities ATS, the tØ Platform and the other entities relevant to the operation of the PRO Securities ATS utilizing the tØ Platform, including Keystone, ETC and Computershare, are all subject to cyber attacks, security risks and risks of security breaches. An attack on any of them or a breach of security of any of them could result in a loss of private data, unauthorized trades, and an interruption of trading for an extended period of time. Any such attack or breach could adversely affect the ability of PRO Securities to operate the PRO Securities ATS or to utilize the tØ Platform, or both, any of which could have a material adverse effect on holders’ ability to trade the Series A Preferred. Any breach of data security that exposes or compromises the security of any of the private digital keys used to authorize or validate transaction orders, or that enables any unauthorized person to generate any of the private digital keys, could result in unauthorized trades and would have a material adverse effect on the Series A Preferred. Because trades on the PRO Securities ATS utilizing the tØ Platform settle on the trade date, it could be impossible to correct unauthorized trades.

In the event of the insolvency of Keystone or ETC, the Securities Investor Protection Corporation would be unable to cause the return of shares of Series A Preferred until a substitute for Keystone or ETC, as applicable, was in place.

The Securities Investor Protection Corporation (“SIPC”) oversees the liquidation of member broker-dealers that close when the broker-dealer is bankrupt or in financial trouble, and customer assets are missing. In a liquidation under the Securities Investor Protection Act, SIPC and a court-appointed trustee work to return customers’ securities and cash. Within limits, SIPC expedites the return of missing customer property by protecting each customer up to $500,000 for securities and cash (including a $250,000 limit for cash only). If Keystone or ETC were to become insolvent, the structure of the trading system for the Series A Preferred could cause delays in the return of Series A Preferred until a substitute for Keystone or ETC, as applicable, was in place, which could have a material adverse effect on holders of Series A Preferred.

Certain transactions involving the Series A Preferred will require manual intervention, which could result in errors.

All ordinary course purchase and sale transactions initiated by purchasers and sellers through their Keystone accounts will be executed on the PRO Securities ATS utilizing the automated processes of the tØ Platform, without separate manual intervention by any of the relevant parties. Extraordinary transactions, however, may require manual intervention, which would be initiated by employees of ETC through the tØ Platform. For example, a unilateral transfer to a specific transferee, such as gift to a family member or charity, or an involuntary transfer pursuant to a court order, will require such manual intervention. In any situation involving manual intervention, there is a risk of human error. The same-day settlement of trades on the PRO Securities ATS utilizing the tØ Platform also means that any error not detected promptly on the trade date may be impossible to correct. See “The same-day settlement of trades on the PRO Securities ATS utilizing the tØ Platform may make it impossible to correct trading errors in the Series A Preferred” below.

The same-day settlement of trades on the PRO Securities ATS utilizing the tØ Platform may make it impossible to correct trading errors in the Series A Preferred.

Trades on the PRO Securities ATS utilizing the tØ Platform settle on the trade date rather than on a three-day (or T+3) basis. This may make it impossible to correct trading errors that might have been corrected prior to settlement under a T+3 system. Consequently, persons acquiring shares of Series A Preferred must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Series A Preferred. Further, in the future ETC’s custody and settlement systems may be able to move funds between customer accounts in near real-time after order executions are recorded by the PRO Securities ATS on the electronic data store in which the ownership and transfer of the Series A Preferred will be recorded (the “Proprietary Ledger”), which would result in near-real time settlement, which would further increase the risk that correction of trading errors may be impossible.

The technology on which the tØ Platform depends is in an area in which tØ.com and PRO Securities have limited experience.

Neither tØ.com nor PRO Securities has significant experience with the technology on which the tØ Platform depends or the operation of the tØ Platform. The creation and operation of a digital system for the public trading of securities utilizing a distributed ledger to enable members of the public to confirm that the public copies of the Proprietary Ledger have not been altered are subject to technical, legal and regulatory constraints. Portions of the technology to be utilized by the tØ Platform have been developed by tØ.com very recently. Any problems tØ.com or PRO Securities encounters with the operation of the tØ Platform, including technical, legal and regulatory problems, could have a material adverse effect on the Series A Preferred.

The tØ Platform has been developed by key technology employees of tØ.com and its affiliates, and its operation and further development depend on the continued availability of those key employees.

The tØ Platform, including the technology and intellectual property involved in its creation and operation, has been developed primarily by a small number of key technology employees of tØ.com and its affiliates. The loss of the services of any of those key employees could have a material adverse effect on the ability of tØ.com to maintain the tØ Platform, which could have a material adverse effect on PRO Securities’ ability to use the tØ Platform. If tØ.com were to lose the services of any such key employees, it could be difficult or impossible to replace them, and the loss of any of them could have a material adverse effect on the Series A Preferred.

tØ.com may continue to modify the tØ Platform, and any such modifications could require periods of downtime during which trading on the PRO Securities ATS might be suspended.

tØ.com developed the tØ Platform recently and intends to continue to work on enhancements to the tØ Platform. The continued development of enhancements to the tØ Platform or other modifications of the tØ Platform could cause service interruptions and interruptions in trading on the PRO Securities ATS, which could make it impossible to trade the Series A Preferred from time to time. Any such interruptions could occur with little or no notice.

Our anticipated use of the Bitcoin blockchain to enable members of the public to confirm that the public copies of the Proprietary Ledger have not been altered will depend on the continued availability and functioning of the Bitcoin blockchain.

The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the tØ Platform. The tØ Platform will embed a digital fingerprint in the Bitcoin blockchain that may be used to confirm that the public copies of the Proprietary Ledger have not been altered. No person, business, governmental authority or other entity or authority of any kind has any obligation to provide any financial, technical or other support to the continued operation or development of blockchain technology. If the Bitcoin blockchain were to become unavailable to us in its current form and functionality for any reason, we would need to use a different publicly distributed ledger, which could make it more difficult for members of the public to confirm that the public copies of the Proprietary Ledger have not been altered, which could have a material adverse effect on the Series A Preferred.

Investors may not have the skills necessary to confirm that the public copies of the Proprietary Ledger have not been altered.

In order to confirm that the public copies of the Proprietary Ledger have not been altered, a person must have the technical skills required to do so. If an investor does not have those technical skills, the investor will be unable to personally confirm that the public copies of the Proprietary Ledger have not been altered.

Trading in the Series A Preferred will depend on the operation and functionality of the PRO Securities ATS, on tØ.com’s proprietary tØ Platform and on the Proprietary Ledger.

The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the tØ Platform. The ATS will be operated and maintained by PRO Securities, and the tØ Platform will be maintained by tØ.com. Each of PRO Securities and tØ.com is a direct or indirect majority-owned subsidiary of the Company, and neither of them has substantial resources. If the PRO Securities ATS or the tØ Platform were to fail to operate as intended for any reason, trading in the Series A Preferred could be impossible until the failure were corrected and full functionality of the affected system or systems were restored and tested. Further, if the Proprietary Ledger were to fail to operate as intended, or were to become unavailable to us in its current form and functionality for any reason, the tØ Platform might be unable to publish trade data or to provide trade data to ETC and to the transfer agent. Any of the foregoing could have a material adverse effect on our ability to execute or settle trades of Series A Preferred, to maintain accurate records of the ownership of the Series A Preferred and to comply with our obligations relating to records of the ownership of the Series A Preferred and on the holders of the Series A Preferred.

The Series A Preferred will depend on Computershare as the transfer agent for the Series A Preferred.

Computershare serves as the transfer agent for both the Series A Preferred and the Series B Preferred. If Computershare were unable or unwilling for any reason to serve as the transfer agent for the Series A Preferred, trading in the Series A Preferred would be impossible unless we were able to locate another transfer agent able and willing to serve as a replacement transfer agent for the Series A Preferred. We estimate that a transition from Computershare to a replacement transfer agent would take approximately three months; however, any such transition could take longer, during which time it would be impossible to trade in the Series A Preferred.

The tØ Platform relies on technology and intellectual property rights licensed from tØ.com to PRO Securities.

The ability of PRO Securities to operate the PRO Securities ATS utilizing the tØ Platform depends on technology and intellectual property rights that PRO Securities licenses from our majority-owned subsidiary tØ.com. Keystone, ETC and Computershare, in the performance of their respective obligations, also depend on the technology and intellectual property rights that they license (or have licensed on their behalf) from tØ.com. If for any reason tØ.com were to fail to comply with its obligations under the license agreement, or were unable to provide or were to fail to provide the technology and intellectual property that PRO Securities requires, PRO Securities would be unable to operate the PRO Securities ATS utilizing the tØ Platform, which would have a material adverse effect on the Series A Preferred.

If the rights of tØ.com to the technology or intellectual property it licenses to PRO Securities were invalidated or limited, PRO Securities might not be able to operate PRO Securities ATS utilizing the tØ Platform.

tØ.com has filed both provisional and non-provisional patent applications covering numerous aspects of the technology relating to the tØ Platform, none of which have been granted. If third parties obtain patents covering any or all of the technology relating to the tØ Platform, or if the rights of tØ.com to the technology or intellectual property necessary for the operation of the tØ Platform were otherwise invalidated or limited, PRO Securities could become unable to operate the PRO Securities ATS utilizing the tØ Platform, which would have a material adverse effect on the Series A Preferred and could have a material adverse effect on the Company.

The tØ Platform may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents covering technology critical to the operation of the tØ Platform.

We believe that a number of organizations are or may be working to develop trading systems utilizing blockchain technologies that may be competitive with the tØ Platform. Some or all of such organizations and/or their respective investors have substantially greater resources than tØ.com or we have, and many of them appear to be attempting to patent technologies that may be competitive with or similar to the technology tØ.com has developed. We do not have access to detailed information about the technologies these organizations and/or their respective investors may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the tØ Platform, tØ.com and we and the other entities that need the relevant technology in order to enable the tØ Platform to operate as intended might be unable or unwilling to license the technology, and it could become impossible for the tØ Platform to operate, which would have a material adverse effect on the Series A Preferred and could have a material adverse effect on the Company.

Some market participants may oppose the development of blockchain-based systems like the tØ Platform.

Many participants in the system currently used for trading public securities in the United States may oppose the development of alternative systems such as the tØ Platform. The market participants who may oppose such a system may include market participants with significantly greater resources, including financial resources and political influence, than we have. The ability of PRO Securities to operate the tØ Platform could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for PRO Securities to operate the tØ Platform, which could have a material adverse effect on the Series A Preferred.

Current regulations could require the PRO Securities ATS to be registered as an exchange under the Securities Exchange Act of 1934 and may effectively limit trading on the PRO Securities ATS utilizing the tØ Platform.

Under current law, an organization, including an alternative trading system, generally is exempt from the definition of an “exchange” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if it is in compliance with Regulation ATS. However, an organization, including a registered ATS, can lose the exemption if it fails to maintain compliance with Regulation ATS or if (1) during three of the preceding four calendar quarters such an organization had (A) 50% or more of the average daily dollar trading volume in any security and 5% or more of the average daily dollar trading volume in any class of securities or (B) 40% or more of the average daily dollar trading volume in any class of securities; and (2) the SEC determines, after notice to the organization and an opportunity for the organization to respond, that such an exemption would not be necessary or appropriate in the public interest or consistent with the protection of investors taking into account the requirements for exchange registration under section 6 of the Exchange Act and the objectives of the national market system under the Exchange Act. Consequently, even if PRO Securities and the PRO Securities ATS are in compliance with Regulation ATS, the SEC could determine that the PRO Securities ATS should not be exempt from the requirements to register as an exchange. Any such determination, and the process leading up to any such determination, would result in substantial costs and would have an adverse effect on PRO Securities, the PRO Securities ATS and the Company. PRO Securities may not have the resources, ability or willingness to register the PRO Securities ATS as an exchange. This potential limitation may effectively limit trading on the PRO Securities ATS and the tØ Platform, which could have a material adverse effect on the Series A Preferred.

The potential application of U.S. laws regarding investment securities to the Series A Preferred is unclear.

The commercial law regarding investment securities in the United States is well-developed. Article 8 of the Uniform Commercial Code as adopted in most states, including Delaware, provides a set of rules that governs common aspects of securities transfers and related matters. Because of the differences between the Series A Preferred and traditional investment securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Series A Preferred. The occurrence of any such issue or dispute could have a material adverse effect on the holders of Series A Preferred.

The potential application of U.S. laws regarding virtual currencies and money transmission to PRO Securities’ use of the Bitcoin blockchain is unclear.

Existing state and federal laws applicable to various activities of persons exchanging or otherwise using virtual currencies, in some cases expressly including Bitcoin, impose prohibitions and require licensing or registration requirements and impose substantive regulations on such persons. Many more states impose licensing and substantive regulation on persons engaging in various activities relating to money transmission, some of which do or may apply to the transmission of virtual currencies such as Bitcoin. The failure to be properly licensed and registered if required under any of these state or federal laws can be a criminal offense. The tØ Platform will use the Bitcoin blockchain for the purpose of enabling members of the public to confirm that the public copies of the Proprietary Ledger have not been altered. The tØ Platform will not use the Bitcoin blockchain for any purpose of transmitting value; the tØ Platform will simply transmit nominal amounts of Bitcoin to itself in order to embed data relating to Series A Preferred transactions into the Bitcoin blockchain. We estimate that the value of the Bitcoin to be transmitted will total approximately $5.00 or less per trading day. The tØ Platform is not licensed under the virtual currency or money transmission regulations of any state in the United States, and is not registered with the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury. Although we do not believe that the tØ Platform’s proposed use of the Bitcoin blockchain requires licensing or registration by any state or registration with FinCEN, if any regulatory authority were to assert otherwise, it could have a material adverse effect on the ability of the tØ Platform to publish Series A Preferred trade data to the Bitcoin blockchain.

The potential application of foreign laws to the tØ Platform is unclear.

Any person opening an account with Keystone will be required to represent that doing so and acquiring shares of Series A Preferred will not cause a violation of any law, rule or regulation of any jurisdiction outside of the United States and will not subject us or PRO Securities or the tØ Platform to regulation by any authority in any jurisdiction outside of the United States. We are also limiting purchasers of Series A Preferred to certain U.S. residents, entities and trusts. If we became subject to any law, rule or regulation of any jurisdiction outside of the United States, it could have a material adverse effect on the ability of PRO Securities to operate the tØ Platform and on the Series A Preferred.

The PRO Securities ATS may become subject to Regulation SCI.

Regulation Systems Compliance and Integrity (“Regulation SCI”) consists of a set of rules implemented by the SEC and intended to strengthen the technology infrastructure of the U.S. securities markets. Regulation SCI applies to, among other entities, any alternative trading system that during at least four of the preceding six calendar months had, with respect to equity securities that are not national market system stocks and for which transactions are reported to a self-regulatory organization, 5% or more of the average daily dollar volume as calculated by the self-regulatory organization to which such transactions are reported. The Series A Preferred is not a national market system stock, and the PRO Securities ATS is an alternative trading system and may be required to comply with Regulation SCI. If the PRO Securities ATS is required to comply with Regulation SCI, the PRO Securities ATS would have six months after its activities first trigger the applicability of Regulation SCI in which to comply with the requirements. PRO Securities has not yet evaluated the specific actions it would be required to take if Regulation SCI were to apply to the PRO Securities ATS; however, compliance could be difficult or impossible and would likely be expensive in any case. Any such compliance requirement could have a material adverse effect on the ability of PRO Securities to operate the tØ Platform and on the Series A Preferred.

Regulatory or factual developments may adversely affect the tØ Platform, its future development, or both.

Neither PRO Securities nor tØ.com is registered as a transfer agent under the Exchange Act. If PRO Securities or tØ.com were required to register as a transfer agent, the process would be expensive and one or both entities might be unable to do so. Further, future regulatory developments could otherwise affect the tØ Platform or the ability of PRO Securities to operate the tØ Platform. To the extent that any current or future regulatory requirements adversely affect the ability of PRO Securities to operate the tØ Platform or its ability to utilize the Bitcoin blockchain, such regulatory requirements would have a material adverse effect on the Series A Preferred.

PRO Securities is a registered broker-dealer and is subject to extensive regulation.

Broker-dealers are subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization (“SRO”) rules. PRO Securities is registered with the SEC as a broker-dealer under the Exchange Act and in the states in which it conducts securities business and is a member of the Financial Industry Regulatory Authority (“FINRA”) and other SROs. PRO Securities is subject to regulation, examination and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities and SROs with which it is registered or licensed or of which it is a member. Any failure of PRO Securities to comply with all applicable rules and regulations could have a material adverse effect on the Series A Preferred.

PRO Securities is involved in an ongoing dialog with regulatory authorities.

PRO Securities has been and remains involved in ongoing discussions with regulatory authorities about the operation of the PRO Securities ATS utilizing the tØ Platform and various matters relating to the regulated entities involved. While many of the discussions have been relatively informal, PRO Securities has also received and responded to written inquiries, and most recently received and responded to additional written inquiries from FINRA. While we consider these continuing inquiries to be ordinary course in light of the non-traditional nature of the registered alternative trading system operated by PRO Securities utilizing the tØ Platform, any failure of PRO Securities to satisfy FINRA or any other regulatory authority that PRO Securities is in compliance with all applicable rules and regulations could have a material adverse effect on the Series A Preferred.

PRO Securities and Computershare may experience operational or other difficulties with the role Computershare is expected to perform, and our strategic interests and objectives and those of Computershare may not be completely aligned and may diverge over time.

The Company has engaged Computershare to serve as transfer agent for the Series A Preferred. Computershare will use the tØ software to receive new and updated shareholder personal identifying information from Keystone and transaction information recorded on the Proprietary Ledger in order to update and maintain the share register. To our knowledge, our relationship with Computershare is the first of its kind, and there are risks of difficulties with both the operational aspects of the relationship and the strategic aspects of the relationship. Even if the operational aspects of the relationship work as anticipated, our strategic interests and objectives and those of Computershare are different, and they may diverge further over time. Any difficulties we encounter with either the operational aspects of our relationship with Computershare or with the alignment of our respective strategic interests and objectives, or any other difficulties we may encounter in our business relationship with Computershare could have a material adverse effect on the ability of PRO Securities to operate the PRO Securities ATS utilizing the tØ Platform and have a material adverse effect on holders’ ability to trade the Series A Preferred.

The requirement that each prospective purchaser of our Series A Preferred open and maintain an online brokerage account with Keystone may subject customers to the risk of fee and commission increases by Keystone.

At present the tØ Platform does not allow more than a single broker-dealer to provide access to the system. The lack of an alternative broker-dealer to provide access to the tØ Platform may subject customers to the risk of fee and commission increases by Keystone. Keystone has agreed to limits on the fees and commissions it will charge to customers who trade shares of the Series A Preferred; however, if PRO Securities and tØ.com agree to amend the relevant agreements to permit increases to those limits, or if such agreements or the provisions regarding such matters were ineffective for any reason, it could have a material adverse effect on holders of the Series A Preferred.

Due to the unavailability of Rule 144 for resales of Series A Preferred and anticipated low volume restrictions for sales by affiliates of the Company of Series B Preferred under Rule 144, Company affiliates may elect not to acquire Series A Preferred or Series B Preferred.

Rule 144 will not be available for resales of Series A Preferred. In addition, because the number of shares of Series B Preferred outstanding may be very small, Rule 144 may permit public resales of Series B Preferred by our affiliates only in very small amounts. As a result, affiliates of the Company may have difficulty reselling Series A Preferred and Series B Preferred unless we register their sales. To make it easier for affiliates of the Company to publicly resell Series A Preferred and Series B Preferred, we intend to register their resales. We have entered into a registration rights agreement pursuant to which we have agreed to file a registration statement for resales of Series A Preferred and Series B Preferred by our affiliates; however, such registration statement may not become or remain effective. Further, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Any or all of these matters may cause affiliates of the Company to elect not to acquire shares of Series A Preferred or Series B Preferred, which could limit liquidity in the Series A Preferred or Series B Preferred or depress the trading prices of the Series A Preferred or Series B Preferred.

Affiliates of the Company may incur substantially greater risks in selling shares of Series A Preferred or Series B Preferred under a registration statement than they would if they were able to sell under Rule 144.

Because Rule 144 will not be available for public resales of Series A Preferred, and because Rule 144 likely will permit resales of Series B Preferred by affiliates only in very small amounts, affiliates may be unable to sell Series A Preferred or Series B Preferred except pursuant to a registration statement that we expect to file for their resales. However, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Consequently, affiliates of the Company who acquire shares of Series A Preferred or Series B Preferred and subsequently sell them under any such registration statement could incur material liabilities that they would not have risked incurring in sales under Rule 144.

Rule 144 also will not be available for resales of “restricted shares” of Series A Preferred.

Persons, including non-affiliates of a public company such as the Company, who acquire shares directly or indirectly from the public company, or from an affiliate of the public company, in a transaction or chain of transactions not involving any public offering, acquire “restricted shares” for purposes of Rule 144. Although Rule 144 permits public sales of “restricted shares” subject to certain conditions, we do not expect Rule 144 ever to be available for any sales of Series A Preferred. Because all of the shares of Series A Preferred and Series B Preferred were issued in a registered public offering, and because we expect to register the resale of shares of Series A Preferred and Series B Preferred by our affiliates, we do not anticipate that any outstanding shares of Series A Preferred or Series B Preferred will be “restricted” for purposes of Rule 144. However, any person who acquires any shares of Series A Preferred or Series B Preferred directly or indirectly from us, or directly or indirectly from any person who is then an affiliate of ours, in either case in a transaction or chain of transactions not involving any public offering (which term generally means registered offerings and sales under Rule 144), or who acquires shares of Series A Preferred or Series B Preferred in any other manner described in the definition of “restricted securities” in Rule 144, will acquire “restricted” shares. We do not expect Rule 144 ever to be available for public resales of any such shares of Series A Preferred, and the sale of any such shares may be difficult or impossible.

We will have an economic incentive to repurchase Series A Preferred and Series B Preferred at prices below the redemption price, and our doing so could cause the trading prices of Series A Preferred and Series B Preferred, as applicable, to decrease further.

We do not currently intend to repurchase any of the Series A Preferred or Series B Preferred. However, we could do so, subject to applicable laws and regulations regarding issuer repurchases of their capital stock. If we repurchase any shares, we would do so only at prices lower than the prices at which we might be entitled to redeem the shares. Because our right to redeem the Series A Preferred and the Series B Preferred will be at prices that will vary with the price of our common stock as well as the prices of the Series A Preferred and the Series B Preferred, respectively, and in any case would be no less than the Subscription Price, we will have an economic incentive to repurchase the shares at their trading prices from time to time if those prices are lower than the prices at which we would be entitled to redeem the shares. If we repurchase (or redeem) shares of either Series A Preferred or Series B Preferred, the trading market for the shares would become less liquid, which could cause the trading prices to decrease further, giving us an economic incentive to repurchase additional shares. The occurrence of the foregoing could have a material adverse effect on holders of Series A Preferred, the holders of Series B Preferred, or holders of both series, and on the liquidity in and trading prices of the Series A Preferred, the Series B Preferred or both.

We do not expect to register either the Series A Preferred or the Series B Preferred as a class of securities under the Exchange Act. Consequently investors may be unaware of holders of significant percentages of the Series A Preferred, the Series B Preferred, or both.

We do not expect to register either the Series A Preferred or the Series B Preferred under the Exchange Act. Consequently, the provisions of the Exchange Act requiring beneficial holders of more than 5% of a registered class of securities to report such beneficial holdings are unlikely to apply, and investors may be unaware of holders who may hold significant percentages of either the Series A Preferred or the Series B Preferred or both. Although the tØ Platform will make the holdings and trading histories of all digital wallets public, the information so provided will not be a substitute for the types of information required by these securities laws.

In certain circumstances, we may be required to register the Series A Preferred or the Series B Preferred under Section 12(g) of the Exchange Act, which would subject significant stockholders to the reporting requirements of Regulation 13D-G.

Although we do not expect to register either the Series A Preferred or the Series B Preferred under the Exchange Act, we could be required to register one or both series in the future, including as a result of factors outside of our control, such as the number of record holders of the Series A Preferred or the Series B Preferred. Registration would mean, among other things, that a holder of shares of the applicable series could be required to file beneficial ownership reports with the SEC, generally to the extent such holder beneficially owns more than 5% of the shares of such series. Such holders therefore would become subject to additional obligations and liabilities under the Exchange Act, which could include monetary penalties for failure to file the required reports.

Decreases in the trading prices of our common stock could adversely affect the Series A Preferred, the Series B Preferred or both.

Decreases in the trading price of our common stock, which could occur as the result of developments in our business or from future sales of common stock by us or by holders of the common stock or for other reasons, may cause decreases in the trading prices of the Series A Preferred, the Series B Preferred, or both. For example, in the future, we may sell shares of our common stock to raise capital or to acquire interests in other companies. Any of these events may dilute an investor’s ownership interest in the Company and adversely affect the trading price of our common stock and, in turn, the trading prices of the Series A Preferred, the Series B Preferred, or both.

In addition, we have reserved shares of our common stock for issuance upon the exercise of stock options and upon vesting of restricted stock units granted under our equity incentive plan. We also intend to grant additional restricted stock units, and may grant other types of equity awards, under our equity incentive plans in the future. Any of these events, and any other event that results in sales of a substantial amount of our common stock in the public market, or the perception that any such sales may occur, could reduce the trading price of our common stock and, in turn, the trading prices of the Series A Preferred, the Series B Preferred, or both. This could also impair our ability to raise additional capital through the sale of our securities. Decreases in the trading price of the Series A Preferred or Series B Preferred could also adversely affect the price of the other series. Any of the foregoing events could have a material adverse effect on holders of the Series A Preferred and holders of the Series B Preferred and on the trading prices of the Series A Preferred, the Series B Preferred, or both.

Although the Series A Preferred and the Series B Preferred have characteristics similar to those of our common stock, the differences may adversely affect the trading prices of the Series A Preferred and of the Series B Preferred.

Each share of Series A Preferred and each share of Series B Preferred is intended to have voting and dividend rights and rights upon liquidation substantially similar to those of one share of our common stock, except that the Series A Preferred and the Series B Preferred will have a dividend preference over the common stock, the Series A Preferred will be issued as digital securities and we will have the right to redeem shares of Series A Preferred and/or Series B Preferred and to convert the Series A Preferred into Series B Preferred. The Series A Preferred will also be subject to other restrictions, particularly restrictions on ownership. These provisions may have a material adverse effect on the trading price of the Series A Preferred.

We will have the right to convert the outstanding shares of Series A Preferred into shares of Series B Preferred at any time, and the Series B Preferred might be trading for substantially less than the Series A Preferred at the time.

We will have the right to cause the conversion of all outstanding shares of Series A Preferred into shares of Series B Preferred at any time. If we were to do so at a time when the Series B Preferred were trading at a price lower than the trading price of the Series A Preferred, holders of Series A Preferred would likely experience an immediate and potentially material decrease in the market value of the Series A Preferred they hold and of the Series B Preferred they would receive upon the conversion. Investors should not purchase shares of Series A Preferred unless they are willing to hold shares of Series B Preferred in lieu of shares of Series A Preferred.

The terms of the Series B Preferred could be amended after the issuance of the Series B Preferred without the consent of the holders of the Series A Preferred.

The terms of the Series B Preferred may be amended without the consent of the holders of the Series A Preferred. Nevertheless, we will have the right to cause the conversion of all outstanding shares of Series A Preferred into shares of Series B Preferred at any time. Consequently, holders of Series A Preferred will be subject to the risk that their shares could be converted into shares of Series B Preferred having terms different from those of the Series B Preferred at the date hereof. Investors should not purchase shares of Series A Preferred unless they are willing to hold shares of the Series B Preferred in lieu of the Series A Preferred and are willing to accept the risk that the terms of the Series B Preferred could be amended prior to conversion without the consent of the holders of the Series A Preferred.

Even if the Series A Preferred and the Series B Preferred were to have characteristics identical to those of our common stock, a share of Series A Preferred and/or Series B Preferred might nevertheless have a substantially lower market value than a share of our common stock.

The trading prices of the Series A Preferred and the Series B Preferred may be substantially lower than the trading price of our common stock at any time. The market for the Series B Preferred is expected to have substantially less liquidity than the market for our common stock, which is traded on the Nasdaq Global Market, and the market for the Series A Preferred may be even more limited. The Series B Preferred is expected to trade in the over-the-counter market rather than on any securities exchange, and the Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the tØ Platform, which is a closed trading platform that has not yet experienced public trading in any security. Consequently, at least initially, the trading prices of the Series A Preferred and the Series B Preferred may both be substantially lower than the trading price of our common stock, which could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred.

Holders of Preferred Stock will have no rights with respect to our common stock, but they may be adversely affected by certain events or changes made with respect to our common stock.

Holders of Preferred Stock will have no rights with respect to our common stock, and no right to convert their Series A Preferred or Series B Preferred into shares of common stock or to exchange their Series A Preferred or Series B Preferred for shares of common stock, except that such holders will have the right to vote with the common stock (and the holders of the other series of Preferred Stock) on any matter submitted to a vote of the holders of the common stock, the right to receive payments upon liquidation  pari passu with the holders of the common stock (and the holders of the other series of Preferred Stock) and the right to receive dividends in preference to the holders of the common stock and to participate in cash dividends, if any, paid on the common stock. Holders of Preferred Stock will not have other rights of the holders of the common stock, including the right to respond to common stock tender offers, if any, and their investment in the Series A Preferred and/or the Series B Preferred may be materially negatively affected by any such event. Holders’ lack of any such rights, or the occurrence of any such event, could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

Voting rights of holders of Preferred Stock generally will be limited to voting together with the holders of the common stock as a single class, and the holders of the Series A Preferred and the holders of the Series B Preferred collectively will have only a small percentage of the voting power on any matter submitted to the holders of the common stock and the Series A Preferred and Series B Preferred, voting together as a single class.

Voting rights of holders of Preferred Stock generally will be limited to voting together with the holders of the common stock as a single class. The 695,898 shares of Preferred Stock outstanding represent approximately 2.7% of the combined voting power of the Series A Preferred, the Series B Preferred and the common stock, voting together as a single class. If an amendment requiring stockholder approval is proposed to our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, the holders of the Series A Preferred and the holders of the Series B Preferred will vote together with the holders of the common stock as a single class, but neither the holders of the Series A Preferred nor the holders of the Series B Preferred will be entitled to a class vote on the amendment, unless the proposed amendment would adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred or Series B Preferred, respectively. Holders’ limited voting rights and any of the foregoing events could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

Neither the holders of the Series A Preferred nor the holders of the Series B Preferred will have any right, either together or as separate classes, to elect any members of our board of directors.

The holders of the Series A Preferred will have no right as a separate class to elect any members of our board of directors under any circumstances, including upon any failure of our board to declare or pay any dividend on the Series A Preferred. The holders of the Series B Preferred also will have no right as a separate class to elect any members of our board of directors under any circumstances, including upon any failure of our board to declare or pay any dividend on the Series B Preferred. Further, the holders of the Series A Preferred and the holders of the Series B Preferred, together, also will have no right by themselves to elect any members of our board of directors under any circumstances. The holders of the Series A Preferred and the holders of the Series B Preferred will be entitled only to vote with the holders of the common stock (and with the holders of the other class of preferred stock) as a single class in the election of directors and on any other matter coming before a vote of the holders of the common stock. Holders’ lack of such rights could have a material adverse effect on holders of the Series A Preferred and the holders of the Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

The Series A Preferred and the Series B Preferred will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries’ business.

In the event of our bankruptcy, liquidation or winding up, our assets will be available to make payments to holders of Series A Preferred and to holders of Series B Preferred only after all of our liabilities have been paid, and neither the Series A Preferred nor the Series B Preferred will have any preference over the common stock in the event of our bankruptcy, liquidation or winding up. In addition, the Series A Preferred and Series B Preferred will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties, including employees holding shares of our majority-owned subsidiary tØ.com and employees holding shares of any other direct or indirect subsidiary of ours, whether now existing or created in the future, which issues shares or other equity interests to employees. We intend to adopt an employee equity incentive plan pursuant to which tØ.com or a subsidiary of tØ.com would issue shares or other equity interests or awards having the economic effects of equity interests to employees. The rights of holders of Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the claims of creditors and third party equity holders of tØ.com and our other subsidiaries, whether now existing or created in the future, including our employees holding shares of any of them. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of Series A Preferred or Series B Preferred then outstanding. As of September 30, 2016, we had liabilities of approximately $264.7 million and no outstanding shares of preferred stock. We may incur significant additional debt or other liabilities in the future. See our Quarterly Report on Form 10-Q for the period ended September 30, 2016. Any bankruptcy, liquidation or winding up of the Company or any of its wholly or partially owned subsidiaries would have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

Our obligation to pay dividends on the Series A Preferred or on the Series B Preferred is limited, and our ability to pay dividends on the Series A Preferred and on the Series B Preferred may be limited.

Our obligation to pay preferential dividends on the Series A Preferred and the Series B Preferred is subject to our board of directors declaring such dividend payments. Further, although we will be contractually restricted from paying a dividend on the common stock unless we have paid preferential cumulative 1.0% annual dividends on the Series A Preferred and the Series B Preferred, we have never paid a dividend on the common stock and we have no intention of doing so. Consequently, our failure to pay preferential dividends on the Series A Preferred and on the Series B Preferred might have no legal effect on us at all, although it could adversely affect the trading prices of the Series A Preferred and of the Series B Preferred. Further, our payment of any dividends will be subject to contractual and legal restrictions and other factors the board deems relevant. Our current credit agreement contains financial covenants that could limit our ability to pay dividends. The calculations that go into the financial covenants cannot necessarily be estimated in advance, and we are unable to give any assurance that we would be able to pay dividends on the Series A Preferred, the Series B Preferred or both without violating our current credit agreement. Further, we may elect not to pay dividends on the Series A Preferred, the Series B Preferred or both rather than limiting other proposed expenditures, including expenditures that may not be contractually required, to avoid violating, or avoid the risk of violating, our current credit agreement. Moreover, agreements governing any future indebtedness of ours may further limit our ability to pay dividends on our capital stock, including the Series A Preferred and the Series B Preferred. In addition, our ability to pay dividends is limited by applicable law. Any of the foregoing facts or events could have a material adverse effect on the holders of the Series A Preferred and the holders of the Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

Purchasers of the Series A Preferred and of the Series B Preferred may be adversely affected by our issuance of any subsequent series of preferred stock.

Neither the terms of the Series A Preferred nor the terms of the Series B Preferred restrict our ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over the Series A Preferred and the Series B Preferred as to dividend payments, voting rights, rights upon liquidation or other types of rights. We will have no obligation to consider the specific interests of the holders of Series A Preferred or the specific interests of the holders of Series B Preferred in creating any such new series of preferred stock or engaging in any such offering or transaction. Our creation of any such new series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on the holders of Series A Preferred and the holders of Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

It is uncertain whether the IRS will treat the Series A Preferred and Series B Preferred as common stock or preferred stock for U.S. federal income tax purposes.

We intend to treat the Series A Preferred and Series B Preferred as common stock for U.S. federal income tax purposes. Nevertheless, it is unclear whether the IRS will treat the Series A Preferred and Series B Preferred as common stock for U.S. federal income tax purposes. If the IRS were not to treat either the Series A Preferred or the

Series B Preferred as common stock for U.S. federal income tax purposes, it could have a material adverse effect on the holders of Series A Preferred and the holders of Series B Preferred, respectively, and on the trading prices of the Series A Preferred and the Series B Preferred, respectively.

No guidance has been issued with respect to the effect of the PRO Securities ATS or the tØ Platform on the U.S. federal income tax treatment of the Series A Preferred.

The PRO Securities ATS and the tØ Platform are novel and no guidance has been issued regarding the effect of the tØ Platform (or, to our knowledge, any other similar platform) on the U.S. federal income tax treatment of any shares traded utilizing it. Therefore, the effect of the tØ Platform, if any, on the U.S. federal income tax treatment of the Series A Preferred is still unclear.

The restrictions on the tax reporting of holder’s cost basis in shares of Series A Preferred will not allow normal tax planning in the sale of shares of Series A Preferred, and may result in disadvantageous tax consequences to a seller of Series A Preferred.

Taxpayers must report gains and losses on sales of securities, and related cost basis information when they file their income tax returns. Brokers, including Keystone, also have a requirement to report sales information to the IRS on Form 1099-B. Taxpayers typically can elect one of several methods permitted by the IRS for their reporting of their cost basis in securities. However, only one method of cost basis reporting (the first-in, first-out, or FIFO, method) will be available for the Series A Preferred. Depending on an investor’s circumstances, FIFO may not be the best method for holders of Preferred Stock. In some cases, it might be more beneficial for holders of Series A Preferred to report average cost or use another permitted method of cost basis reporting. However, holders of Series A Preferred will not be able to elect any method other than FIFO to report their sales information to the IRS. As a result, sellers of Series A Preferred may be required to pay more tax on their sales or to pay taxes earlier than might have been required if other methods of cost basis reporting had been available.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed herewith.

(d)  Exhibits.

3.1	Certificate of Designation for the Blockchain Voting Series A Preferred Stock

3.2	Certificate of Designation for the Voting Series B Preferred Stock

4.1

Registration Rights Agreement dated December 15, 2016 by and among Overstock.com, Inc. and Patrick M. Byrne, individually and as representative of each of the Participating Affiliates (as defined therein)

4.2	Form of Participating Affiliate Agreement (included in Exhibit 4.1)

Forward-Looking Statements

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.”   In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC on November 3, 2016 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company.  There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Acting General Counsel and Vice President, Legal
Date:	December 15, 2016